UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 25, 2020

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02(e): Material Compensatory Plan

At a meeting of the Compensation Committee of the Board of Directors of The Middlefield Banking Company held on February 25, 2020, the nonemployee directors took a number of actions affecting officer compensation, including determining the compensation of President and Chief Executive Officer Thomas G. Caldwell, Executive Vice President and Chief Operating Officer James R. Heslop, II, and Executive Vice President and Treasurer Donald L. Stacy. Base salary in 2020 for Mr. Caldwell will be $381,600 (which represents no change from the 2019 base salary), for Mr. Heslop $252,800 (which represents no change from the 2019 base salary), and for Mr. Stacy $216,685 (an increase of $5,285). None of these officers is a party to an employment agreement.

At the same meeting, the nonemployee directors took action to establish award levels and plan performance goals under the Company’s Annual Incentive Plan. Included in the action was the establishment of award levels under the Bank’s Annual Incentive Plan for executive officers, including Chief Executive Officer Thomas G. Caldwell, Chief Operating Officer James R. Heslop, II, and Chief Financial Officer Donald L. Stacy.

The Annual Incentive Plan is a short-term cash incentive plan that rewards bank employees with additional cash compensation if specified objectives are achieved. For achievement of the 2020 plan performance goals, distributions under the plan would be made in cash to the executives in the first quarter of 2021. For 2020 the performance measures have to do with net income, growth in total loans, growth in deposits, and achievement of a target Efficiency Ratio. Two qualifying gateways were established, both of which must be met before any payment under the plan will be considered. The first is achievement of a classified asset coverage ratio (that is, reduction of classified loans and other real estate owned as a percentage of Tier 1 capital and the allowance for loan and lease losses), with the second being the bank’s regulatory status. For this purpose the bank’s regulatory status means the bank’s exposure to serious regulatory criticism of banking practices or vulnerability to other adverse regulatory conditions, such as formal or informal enforcement actions or inability to obtain approval of regulatory applications. Regulatory status is a subjective judgement made by the Compensation Committee. The Annual Incentive Plan may be terminated by the Board of Directors at any time.

At a meeting held on February 25, 2020, the Compensation Committee of the Board of Directors of Middlefield Banc Corp. made conditional stock awards to officers and employees, including President and Chief Executive Officer Thomas G. Caldwell (nominal award: 4,387 shares), Executive Vice President and Chief Operating Officer James R. Heslop, II (nominal award: 2,422 shares), and Senior Vice President, Chief Financial Officer and Treasurer Donald L. Stacy (nominal award: 2,076 shares). The award amount is a percentage of the award recipient’s salary, divided by the share price at the end of 2019. The closing price of the shares on December 31, 2019 was $26.09. The percentage of salary for purposes of calculating the award to Messrs. Caldwell is 30%, and that for Messrs. Heslop, and Stacy is 25%. Including the conditional stock awards of Messrs. Caldwell, Heslop, and Stacy, a nominal award total of 23,648 shares was made to officers and employees.

The award recipient will not become the owner of and entitled to the shares unless two conditions are satisfied: a service condition and a performance condition. The conditional share awards do not confer on the recipient any shareholder rights, including the right to vote or the right to cash dividends, until the conditions are satisfied or waived.

The award recipient must maintain service with Middlefield Banc Corp. and affiliates until the third anniversary of the award to satisfy the service condition, but the service condition is waived if the recipient dies or becomes disabled before that date or if a change in control of Middlefield Banc Corp. occurs before that date. The performance condition will be satisfied if the average annual return on Middlefield Banc Corp. stock for the years 2020, 2021, and 2022 is at least 10.00%. For this purpose annual return is the sum of annual dividends and the excess of the closing stock price on the final trading day of the year over the closing price on the final trading day of the preceding year, divided by the closing stock price on the final trading day of the preceding year. The three-year average of the annual returns for 2020, 2021, and 2022 will determine whether the 10.00% goal is satisfied. If the 10.00% goal is not satisfied but the average annual return is positive, the recipient will become the owner of and entitled to a portion of the conditional stock award, forfeiting the remainder. The portion that will be issued to the recipient is the percentage of the total award equal to the percentage achievement of the 10.00% goal. If the average annual return is negative, the entire award is forfeited, unless the Compensation Committee waives the performance condition. If average annual return exceeds 10.00%, the nominal amount of the conditional stock award will increase, up to a maximum of 125% of the nominal award, increasing based on the percentage excess of actual average return over the 10.00% goal. Accordingly, the maximum potential conditional stock award total is 29,551 shares, including a maximum for Mr. Caldwell of 5,483 shares, for Mr. Heslop of 3,027 shares, and for Mr. Stacy of 2,595 shares.

The agreement includes a one-year prohibition against competition after employment termination. This summary of the agreement’s terms is qualified in its entirety by reference to the copy of the form of conditional stock award agreement attached as an exhibit.

ITEM 9.01(d): Exhibits

Exhibit 10.22	Annual Incentive Plan (incorporated by reference to Exhibit 10.22 of Middlefield Banc Corp.’s Form 8-K Current Report filed on March 12, 2019)

10.29	form of conditional stock award agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: February 26, 2020	/s/ James R. Heslop, II
Executive Vice President and COO